Exhibit 10.6

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into this 1st day of June, 2013 (the “Effective Date”), by and between Robert A. Shuey, III, an individual (the “Consultant”), and Core Resource Management, Inc., a Nevada corporation (the “Company”).

Background

The Company desires to engage the services of the Consultant in order to take advantage of the experience and knowledge of the Consultant, and the Consultant desires to accept such engagement, upon the terms and conditions stated herein.

Terms and Conditions

In consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Appointment and Duties of Consultant.  The Company hereby retains the services of the Consultant as a consultant and general oil and gas industry adviser during the term of this Agreement, and the Consultant hereby accepts such engagement, upon the terms and conditions set forth in this Agreement.  The Consultant shall assist the Company in evaluating potential producing property acquisitions and investments, from time to time introduce the Company’s management to prospective sellers and buyers of oil and gas royalty and leasehold working interests, and assist the Company’s management in negotiating acquisitions and dispositions of oil and gas properties.  The Consultant may, at the Consultant’s own expense, use any employees or subcontractors of the Consultant as the Consultant deems necessary to perform the Consultant’s duties hereunder.

2.       Term.  The term of this Agreement shall commence on the Effective Date, and shall continue in full force and effect until the earlier of (i) June 1, 2018, or (ii) the mutual agreement of the parties to terminate this Agreement (the “Term”).

3.      Consulting Fees.  The Company shall pay, in cash or cash equivalent, to the Consultant the following consulting fees:

(a)	Three percent (3%) of the total purchase price of any royalty or overriding royalty interest acquired or disposed of by the Company; and

(b)	Five percent (5%) of the total purchase price of any other oil or gas interest acquired or disposed of by the Company.

The Company shall pay the amount due the Consultant within fifteen (15) days of the applicable acquisition or disposition.

4.      Expenses.  The Company shall reimburse the Consultant for all reasonable and necessary expenses, including travel expenses, incurred by the Consultant in the performance of the Consultant’s services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company and in effect when the expenses were incurred.

5.      Ownership of Property.  All property provided by the Company to the Consultant in order for the Consultant to render his services as herein provided shall be immediately returned by the Consultant to the Company upon the termination of this Agreement.   Likewise, the Company shall return to the Consultant all property belonging to the Consultant upon termination of this Agreement.

6.       Protective Covenants.  The Consultant recognizes that the engagement by the Company exacts the highest standards of trust and confidence because (i) the Consultant is, or has become, familiar with the business of the Company during the term of this Agreement, (ii) certain information of which the Consultant has secured or will gain knowledge during the term of this Agreement is proprietary and confidential information of the Company which is of special and peculiar value to the Company, and (iii) if any such proprietary and confidential information were imparted or otherwise disclosed to or became known by any person, including the Consultant, engaging in a business in competition with that of the Company, hardship, loss and irreparable injury and damage could result to the Company, the measurement of which would be difficult if not impossible to ascertain.  Therefore, the Consultant agrees that it is necessary for the Company to protect its business from such potential damage, and the Consultant further agrees that the following covenants constitute a reasonable and appropriate means, consistent with the best interests of both the Consultant and the Company, to protect the Company against such potential damage and shall apply to and be binding upon the Consultant as provided herein.

(a)         Nondisclosure of Proprietary Information.  The Consultant agrees that it will not disclose the trade secrets or confidential and proprietary information of the Company during the term of this Agreement or thereafter.  The parties understand and agree that nothing contained herein shall prevent the Consultant from disclosing:  (1) information required to be disclosed pursuant to compulsory legal process, provided that the Consultant shall give the Company prompt notice of such process prior to disclosure; (2) information which was in the Consultant’s lawful possession at the time of or prior to its submission to the Consultant by the Company; or (3) information which is in the public domain.

(b)         First Look.  The Consultant agrees that it will offer first to the Company, as well as give the Company the first and exclusive right to purchase or participate, as the case may be, in any oil and gas opportunity that may be developed by or presented to the Consultant during the term of this Agreement on terms that are at least as favorable as those the Consultant may thereafter offer to third parties.

(c)         Remedies.  In the event of breach or threatened breach by the Consultant of any provision of this Section 6, the Company shall be entitled to equitable relief by temporary restraining order, temporary injunction, permanent injunction or otherwise, in addition to any other legal or equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of such breach or violation or threatened breach or violation.  The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach or violation, or threatened breach or violation, and the pursuit of one or more of such remedies at any time shall not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach or violation, or threatened breach or violation, or as to any other breach or violation, or threatened breach or violation.

7.  Representations of Consultant.  The Consultant hereby represents and warrants to the Company that:

a.          Representations to the Public.  The Consultant will neither represent nor hold itself out to be an employee, agent, partner nor joint venturer of or with the Company;

b.          Payment of Taxes.  The Consultant will pay all state, local and federal taxes arising from the Consultant’s services hereunder, including its own income taxes, social security taxes and unemployment taxes, and the payroll taxes of any individual that the Consultant employs to enable the Consultant to perform the Consultant’s duties under this Agreement; and

c.          Devotion of Time.  The Consultant shall use its best efforts and devote such time and energy as may be reasonably necessary to fulfill its duties under this Agreement.

8.       Independent Contractor.  The Consultant shall employ its own means and methods of accomplishing the projects that may be assigned to the Consultant by the management of the Company from time to time and shall not be subjected to the control of the Company in respect to the details of such work.  Neither the Company nor the Consultant shall have the authority to bind the other or incur any debt, obligation or responsibility on behalf of the other party in any respect, it being the intention of the parties that each shall remain solely responsible for its own actions.  The Consultant shall act as an independent contractor in the undertaking of this Agreement, and no employer-employee relationship exists, and nothing herein shall be construed as creating such relationship, between the Company and the Consultant.  The Consultant, in carrying out the terms of this Agreement, is not an employee of the Company for federal tax purposes or any other purpose, and the Consultant will act as an independent contractor for all purposes, including federal tax purposes.

9.       Waiver.  The rights and remedies of the Parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

10.    Entire Agreement and Modification.  This Agreement and, when executed, the documents attached as annexes to this Agreement or otherwise referenced in this Agreement are intended by the Parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms and conditions of that agreement.  This Agreement may not be modified, rescinded or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

11.    Limitations on Assignment.  Neither this Agreement, nor the rights, privileges or obligations set forth herein, are assignable by McCarthy to any other person, and in the event of any assignment in contravention of this Agreement, such assignment shall not be valid or enforceable.

12.    Persons Bound.  This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of the Parties hereto.  Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the Parties to this Agreement, and their permitted successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the Parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement, and for the benefit of no other person or entity..

13.    Section Headings, Construction.  The headings of articles and sections contained in this Agreement are provided for convenience only.  They form no part of this Agreement and shall not affect its construction or interpretation.  All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement.  All words used herein shall be construed to be of such gender or number, as the circumstances require.  Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

14.    Governing Law.  THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  The parties hereto hereby agree that any suit or proceeding arising directly or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in Dallas County, Texas.  By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the Dallas County, Texas, and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Dallas, Texas.  The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.  In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other Parties hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

15.    Counterparts Signatures by Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

16.    Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

17.    Preparation of Agreement.  Each party to this Agreement acknowledges that:  (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.  Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests.  Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

Signatures

To evidence the binding effect of the foregoing terms and conditions, the parties hereto have executed this Agreement as of the day and year first above written.

The Company:

CORE RESOURCE MANAGEMENT, INC.

By:	/s/ W. Brown Glenn, Jr.
W. Brown Glenn, Jr.
Chief Executive Officer

The Consultant:

/s/ Robert A. Shuey, III
Robert A. Shuey, III